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                                                                 EXHIBIT 1A.5(g)
                                                                    NEL-475-00-1
ENDORSEMENT

MODIFICATION OF THE PREMIUMS SECTION
As of the Date of Issue of this Policy, the following provision is added to the Premiums section in the Policy:

PREMIUM EXPENSE CHARGE ADJUSTMENT AT SURRENDER
If the Policy is surrendered within two years from the Policy Date, the following amount will be added to the surrender proceeds:

 .    The total Premium Expense Charges deducted from premium payments and net unscheduled payments made in the first policy year (any payments made within 20 days prior to the first policy anniversary are treated as if paid in the next policy year);
    LESS
 .    2% of the total of all premium payments and net unscheduled payments made in the first year (any payments made within 20 days prior to the first policy anniversary are treated as if paid in the next policy year).

MODIFICATION OF THE ADJUSTMENT SECTION
As of the Date of Issue of this Policy, the following provision is substituted for the Increase in Face Amount provision in the Adjustment section of the
Policy:

INCREASE IN FACE AMOUNT
After the first policy year, the Face Amount can be increased effective on the first day of any policy month. An increase in Face Amount is subject to:
 .    Written application to increase the Face Amount;
 .    Proof that the Insured is insurable;
 .    The increase being available on the same underwriting basis as this Policy;
 .    New insurance for the amount of the increase on the same plan at the age of the Insured on the Adjustment Date being allowed under the underwriting rules of the Company;
 .    The amount of the increase being at least $10,000, except with the consent of the Company;
 .    A Monthly Deduction for the increase. (See Monthly Deduction Section); and
 .    If the increase is medically underwritten, a monthly Face Amount Increase
     Administrative Charge not greater than the Maximum stated in Section 1, to be deducted from the Cash Value in the same manner as the Monthly Deduction (see Monthly Deduction Section).

The amount of any rider which is attached to the Policy can be increased only as stated in the rider.

The Application to increase the Face Amount must be signed by the Insured and by you. An increase will be effective on the Adjustment Date shown in the new Policy Schedule.

NEW ENGLAND LIFE INSURANCE COMPANY
501 Boylston Street, Boston, Massachusetts

ABCD                    ABCD
President               Secretary
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                                                                      NEL-485-00

Endorsement                                   Endorsement Date: Date of Issue

MODIFICATION OF THE MONTHLY DEDUCTION
 SECTION
As of the Date of Issue of this
Policy, the following substitution
is made in the Monthly Minimum
Premium provision:
  (The Monthly Minimum Premium is
  shown in the Policy Schedule. (See
  Section 1.) This Premium will be
  recalculated when: the Face Amount
  is increased or decreased as a
  result of an application to
  increase or decrease the Face
  Amount; the amount provided by
  riders attached to this Policy is
  changed; a partial surrender is
  made which results in a decrease
  in Face Amount; or the
  underwriting class of this Policy
  and its riders is changed to a
  more favorable underwriting class."
is substituted for:
  (The Monthly Minimum Premium is
  shown in the Policy Schedule. (See
  Section 1.) This Premium will be
  recalculated when: the Face Amount
  is decreased; the amount provided
  by riders attached to this Policy
  is changed; a partial surrender is
  made which results in a decrease
  in Face Amount; or the
  underwriting class of this Policy
  and its riders is changed to a
  more favorable underwriting class."

NEW ENGLAND LIFE INSURANCE COMPANY
501 Boylston Street, Boston, Massachusetts

ABCD                    ABCD
President               Secretary


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                                                                      NEL-495-00

MODIFICATION OF THE POLICY LOAN SECTION
As of the Date of Issue of this Policy, the following provision is substituted for the Loan Value provision in the Policy Loan section of the Policy:

LOAN VALUE
The Loan Value of the Policy equals the Cash Value of the Policy on the date the Loan is made.

ABCD                            ABCD
President                       Secretary

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